Exhibit 10.2

AMENDMENT NO. 3
TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
COLONY CAPITAL OPERATING COMPANY, LLC

This Amendment No. 3 to the Third Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC (this “Amendment”) is made as of October 18, 2017 by Colony NorthStar, Inc., a Maryland corporation, as the sole Managing Member (the “Company”) of Colony Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Partnership”), pursuant to the authority granted to the Company in the Third Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC, dated as of January 10, 2017 (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, a Pricing Committee of the Board of Directors (the “Board” ) of the Company adopted resolutions on September 13, 2017 classifying and designating 12,650,000 shares of Preferred Stock (as defined in the Articles of Amendment and Restatement of the Company (the “Charter”)) as Series J Preferred Shares (as defined in Amendment No. 2 to the Partnership Agreement);

WHEREAS, the Company filed Articles Supplementary to the Charter with the State Department of Assessments and Taxation of Maryland, effective on September 22, 2017, establishing the Series J Preferred Shares, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described therein;

WHEREAS, on September 22, 2017, the Company issued 12,600,000 Series J Preferred Shares, consisting of 11,000,000 Series J Preferred Shares issued in a public offering of securities and 1,600,000 Series J Preferred Shares issued pursuant to an option granted to the underwriters in connection with the public offering (the “Series J Option Securities”);

WHEREAS, on October 18, 2017, the Company used the net proceeds from the issuance of the Series J Option Securities to redeem 1,549,600 of the 7,662,905 issued and outstanding shares of 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock; and

WHEREAS, the Company has determined that, in connection with the redemption of the Preferred Stock of the Company as described in the preceding recital, it is necessary and desirable to amend the Partnership Agreement (i) to classify and designate additional Company Preferred Units as Series J Company Preferred Units, and (ii) to recapitalize the Operating Partnership by converting 1,549,600 of the Series B Company Preferred Units into an additional 1,600,000 Series J Company Preferred Units.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:

1.    The Operating Partnership hereby is recapitalized by converting 1,549,600 of the outstanding Series B Company Preferred Units into 1,600,000 additional Series J Company Preferred Units. Immediately upon such conversion, each Holder of Series J Company Preferred Units shall be deemed to have made a Capital Contribution to the Operating Partnership equal to Twenty-Five Dollars ($25.00) per Series J Company Preferred Unit owned by such Holder.

2.    Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

3.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

4.    If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

COLONY NORTHSTAR, INC. as Managing Member of Colony Capital Operating Company, LLC
By:	/s/ Ronald M. Sanders
Ronald M. Sanders Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Amendment No. 3 to the Third Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC]